Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-188436, 333-159219, 333-152943, 333-120142, 333-231582, 333-260454, and 333-265055) on Form S-8 and registration statements (Nos. 333-127585, 333-280023, and 333-280024) on Form S-3 of our reports dated February 17, 2026, with respect to the consolidated financial statements of Kite Realty Group Trust and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Chicago, Illinois
February 17, 2026